Exhibit 99.1

Supernus Announces that its Partner Shire Receives FDA Approval for Mydayis™ for ADHD

Rockville, Md., June 21, 2017 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the U.S. Food and Drug Administration (FDA) has approved MydayisTM (mixed salts of a single-entity amphetamine product), a once-daily treatment comprised of three different types of drug-releasing beads for patients 13 years and older with Attention Deficit Hyperactivity Disorder (ADHD). Mydayis is not for use in children 12 years and younger. Shire expects to make Mydayis commercially available in the United States in the third quarter of 2017.

Mydayis was originally developed by Shire Laboratories, the former division of Shire that subsequently became Supernus Pharmaceuticals. Based on the agreement between Supernus and Shire, Shire will pay to Supernus a single digit percentage royalty on net sales of the product.

“We believe Mydayis clinical profile represents a novel treatment for ADHD patients. Having shown efficacy lasting up to 16 hours after taking one capsule, beginning at 2 or 4 hours post-dose, this novel product should prove to be an important option treatment for many patients 13 years and older,” said Jack Khattar, President and CEO of Supernus Pharmaceuticals.

For full prescribing and safety information on Mydayis, refer to Shire’s press release dated June 20, 2017.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the market potential or success of Mydayis, Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products; the Company’s ability to increase its net revenue; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s SEC filings made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Mydayis is a trademark of Shire LLC.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

or

INVESTOR CONTACT:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com